UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
October 24, 2006
(Date of Earliest Event Reported)
West Corporation
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

000-21771	47-0777362
(Commission File Number)	(I.R.S. Employer Identification No.)
11808 Miracle Hills Drive, Omaha, Nebraska 68154
(Address of principal executive offices)
Registrant’s telephone number, including area code: (402) 963-1200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note
On October 24, 2006, West Corporation (the “Company” or “West”) announced that it had completed a recapitalization of the Company (the “Recapitalization”) in a transaction sponsored by an investor group led by Thomas H. Lee Partners, L.P. (“THL”) and Quadrangle Group LLC (“Quadrangle,” and together with THL, the “Sponsors”) pursuant to the Agreement and Plan of Merger, dated as of May 31, 2006, between West and Omaha Acquisition Corp. (the “Merger Agreement”).
The Company financed the Recapitalization with equity contributions from private equity funds sponsored by the Sponsors and certain co-investors and the rollover of a portion of the equity interests in the Company held by Gary L. West and Mary E. West, the founders of the Company (the “Founders”), and certain members of management (together, the “Investors”), along with a new $2,100.0 million senior secured term loan facility, a new senior secured revolving credit facility providing financing of up to $250.0 million (none of which was drawn at the closing of the Recapitalization) and the private placement of $650.0 million aggregate principal amount of 9 1/2% senior notes due 2014 and $450.0 million aggregate principal amount of 11% senior subordinated notes due 2016. To consummate the Recapitalization, Omaha Acquisition Corp. was merged with and into the Company (the “Merger”), with the Company as the surviving corporation in the Merger. In connection with the closing of the Recapitalization (the “Closing”), the Company terminated and paid off its existing $800.0 million unsecured revolving credit facility.
Item 1.01. Entry into a Material Definitive Agreement
1. Senior Secured Credit Facilities
Overview
On October 24, 2006, in connection with the Recapitalization, the Company entered into a senior secured credit agreement with certain lenders party thereto, Lehman Commercial Paper Inc. as administrative agent and swingline lender, Deutsche Bank Securities Inc. and Bank of America, N.A., as syndication agents, and Wachovia Bank, National Association and General Electric Capital Corporation, as co-documentation agents (the “Credit Agreement”).
The Credit Agreement provides for a $2,100.0 million term loan facility, with a maturity date of October 24, 2013, and a $250.0 million revolving credit facility, including a letter of credit sub-facility and a swingline loan sub-facility, with a maturity date of October 24, 2012 (together, the “Senior Secured Credit Facilities”). The Credit Agreement provides that amounts under the revolving credit facility may be borrowed, repaid and re-borrowed.
The full amount of the Senior Secured Credit Facilities was available at the Closing, and portions of the term loan facility were used to finance the Recapitalization and repay amounts outstanding under the Company’s Five-Year Credit Agreement (as defined below in Section 1 of Item 1.02).

The Company may request additional tranches of term loans or increases to the revolving credit facility in an aggregate amount not to exceed $500.0 million plus the aggregate amount of principal payments previously made in respect of the term loan facility. Availability of such additional tranches of term loans or increases to the revolving credit facility are subject to the absence of any default pro forma compliance with financial covenants and, among other things, the receipt of commitments by existing or additional financial institutions.
Interest Rate and Fees
Amounts borrowed by the Company under the Senior Secured Credit Facilities initially bear interest at a rate equal to an applicable margin plus, at the Company’s option, either (a) a base rate determined by reference to the higher of (1) the prime lending rate as set forth on the British Banking Association Telerate Page 5 and (2) the federal funds effective rate from time to time plus 0.50% or (b) a LIBOR rate determined by reference to the costs of funds for deposits for the interest period relevant to such borrowing, adjusted for certain costs. Initially, the applicable margin percentage is a percentage per annum equal to, (x) for term loans, 1.75% for base rate loans and 2.75% for LIBOR rate loans and (y) for revolving credit loans, 1.50% for base rate loans and 2.50% for LIBOR rate loans. Beginning with the date of delivery of financial statements for the first full fiscal quarter completed after the Closing, the applicable margin percentage with respect to borrowings under the revolving credit facility will be subject to adjustments based upon the Company’s leverage ratio. Overdue amounts (after giving effect to any applicable grace periods) bear interest at a rate per annum equal to the then applicable interest rate plus 2.00% per annum.
Initially, the Company is required to pay each lender a commitment fee of 0.50% in respect of any unused commitments under the revolving credit facility. Beginning with the date of delivery of financial statements for the first full fiscal quarter completed after the Closing, the commitment fee in respect of unused commitments under the revolving credit facility will be subject to adjustment based upon the Company’s leverage ratio.
Prepayments
Under the Credit Agreement, the Company is required to prepay outstanding term loans, subject to certain exceptions, with:
•	50% (which percentage will be reduced to 25% and 0% based upon the Company’s leverage ratio) of the Company’s excess cash flow;

•	100% of the net cash proceeds of certain asset sales and casualty and condemnation events, subject to reinvestment rights and certain other exceptions; and

•	100% of the net cash proceeds of the incurrence of certain debt, other than debt permitted under the Credit Agreement.
The foregoing mandatory prepayments will be applied to installments of the term loan facility in direct order of maturity. The Company may voluntarily repay outstanding loans under the Senior Secured Credit Facilities without premium or penalty, other than customary “breakage”

costs with respect to LIBOR loans.
Amortization
The Company is required to make scheduled quarterly payments on the term loan facility equal to 0.25% of the initial aggregate principal amount of the term loans, with the balance due at maturity.
Guarantees and Security
All of the obligations of the Company under the Senior Secured Credit Facilities are fully and unconditionally guaranteed jointly and severally by, subject to certain exceptions, each of the Company’s existing and future domestic wholly-owned subsidiaries. All obligations under the Senior Secured Credit Facilities, and the guarantees of those obligations, are secured by substantially all of the Company’s and its subsidiary guarantors’ existing and future property and assets and by a pledge of the capital stock of the Company’s material domestic wholly-owned restricted subsidiaries, subject to certain exceptions, and up to 65% of the capital stock of the Company’s material first-tier foreign wholly-owned restricted subsidiaries.
Certain Covenants and Events of Default
Under the Credit Agreement, the Company is required to comply, on a quarterly basis, with a maximum leverage ratio covenant and a minimum interest coverage ratio covenant. These financial covenants will become more restrictive over time. The Senior Secured Credit Facilities also contain various negative covenants, including limitations on indebtedness; liens; mergers and consolidations; asset sales; dividends and distributions or repurchases of the Company’s capital stock; investments, loans and advances; capital expenditures; payment of other debt, including the Senior Subordinated Notes (as defined below in Section 3 of Item 1.01); transactions with affiliates; amendments to material agreements governing the Company’s subordinated indebtedness, including the Senior Subordinated Notes; and changes in the Company’s lines of business.
The Senior Secured Credit Facilities include certain customary representations and warranties, affirmative covenants, and events of default, including payment defaults, breach of representations and warranties, covenant defaults, cross-defaults to certain indebtedness, certain events of bankruptcy, certain events under the Employee Retirement Income Security Act of 1974, material judgments, the invalidity of material provisions of the documentation with respect to the Senior Secured Credit Facilities, the failure of collateral under the security documents for the Senior Secured Credit Facilities, the failure of the Senior Secured Credit Facilities to be senior debt under the subordination provisions of certain of the Company’s subordinated debt (including the Senior Subordinated Notes described below), and a change of control of the Company (as defined in the Senior Secured Credit Facilities). If an event of default occurs, the lenders under the Senior Secured Credit Facilities will be entitled to take certain actions, including the acceleration of all amounts due under the Senior Secured Credit Facilities and all actions permitted to be taken by a secured creditor.

2. Senior Indenture and Senior Notes due 2014
General
On October 24, 2006, in connection with the Recapitalization, the Company issued $650.0 million aggregate principal amount of 9 1/2% senior notes that mature on October 15, 2014 (the “Senior Notes”). The Senior Notes were issued pursuant to an indenture dated October 24, 2006 (the “Senior Indenture”), by and among the Company, the guarantors named therein and The Bank of New York, as trustee.
Guarantees
The Senior Notes are guaranteed, jointly and severally, on an unsecured senior basis, by each of the Company’s domestic wholly-owned subsidiaries that guarantees the Senior Secured Credit Facilities. Any of the Company’s subsidiaries that is released as a guarantor of the Senior Secured Credit Facilities will automatically be released as a guarantor of the Senior Notes.
Ranking
The Senior Notes are the Company’s unsecured senior obligations and rank senior in right of payment to all of the Company’s existing and future debt and other obligations that are, by their terms, expressly subordinated in right of payment to the Senior Notes, including the Senior Subordinated Notes (as defined below in Section 3 of Item 1.01); rank equally in right of payment to all of the Company’s existing and future senior debt and other obligations that are not, by their terms, expressly subordinated in right of payment to the Senior Notes; and are effectively subordinated in right of payment to all of the Company’s existing and future secured debt (including obligations under the Senior Secured Credit Facilities), to the extent of the value of the assets securing such debt, and are structurally subordinated to all obligations of each of the Company’s subsidiaries that is not a guarantor of the Senior Notes.
Similarly, the Senior Note guarantees are the unsecured senior obligations of the guarantors and rank senior in right of payment to all of the applicable guarantor’s existing and future debt and other obligations that are, by their terms, expressly subordinated in right of payment to the Senior Notes, including such guarantor’s guarantee under the Senior Subordinated Notes; rank equally in right of payment to all of the applicable guarantor’s existing and future senior debt and other obligations that are not, by their terms, expressly subordinated in right of payment to the Senior Notes; and are effectively subordinated in right of payment to all of the applicable guarantor’s existing and future secured debt (including such guarantor’s guarantee under the Senior Secured Credit Facilities), to the extent of the value of the assets securing such debt, and are structurally subordinated to all obligations of any subsidiary of a guarantor that is not also a guarantor of the Senior Notes.
Optional Redemption
At any time prior to October 15, 2010, the Company may redeem all or a part of the Senior Notes, including Additional Senior Notes (as defined in the Senior Indenture), at a redemption price equal to 100% of the principal amount of Senior Notes redeemed plus the Applicable

Premium (as defined in the Senior Indenture) as of, and accrued and unpaid interest and all additional interest then owing pursuant to the applicable registration rights agreement (the “Additional Interest”), if any, to the date of redemption, subject to the rights of holders of Senior Notes on the relevant record date to receive interest due on the relevant interest payment date.
On and after October 15, 2010, the Company may redeem the Senior Notes, including Additional Senior Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount of the Senior Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon and Additional Interest, if any, to the applicable date of redemption, subject to the right of holders of Senior Notes of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on October 15 of each of the years indicated below:

Year	Percentage
2010	104.750%
2011	102.375%
2012 and thereafter	100.000%
In addition, until October 15, 2009, the Company may, at its option, on one or more occasions redeem up to 35% of the aggregate principal amount of Senior Notes, including Additional Senior Notes, issued by it at a redemption price equal to 109.50% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon and Additional Interest, if any, to the applicable date of redemption, subject to the right of holders of Senior Notes of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more Equity Offerings (as defined in the Senior Indenture); provided that at least 65% of the sum of the aggregate principal amount of Senior Notes originally issued under the Senior Indenture and any Additional Senior Notes issued under the Senior Indenture after the issue date remains outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 90 days of the date of closing of each such Equity Offering.
Change of Control
If the Company experiences a Change in Control (as defined in the Senior Indenture), the Company must give holders of the Senior Notes the opportunity to sell to the Company their notes at 101% of their face amount, plus accrued and unpaid interest.
Covenants
The Senior Indenture contains covenants limiting, among other things, the Company’s ability and the ability of the Company’s restricted subsidiaries to:
•	incur additional debt or issue certain preferred shares;

•	pay dividends on or make distributions in respect of the Company’s capital stock or make other restricted payments;

•	make certain investments;

•	sell certain assets;

•	create liens on certain assets to secure debt;

•	consolidate, merge, sell, or otherwise dispose of all or substantially all of the Company’s assets;

•	enter into certain transactions with the Company’s affiliates; and

•	designate the Company’s subsidiaries as unrestricted subsidiaries.
Events of Default
The Senior Indenture also provides for events of default which, if any of them occurs, would permit or require the principal of and accrued interest on such Senior Notes to become or to be declared due and payable.
3. Senior Subordinated Indenture and Subordinated Notes due 2016
General
On October 24, 2006, in connection with the Recapitalization, the Company issued $450.0 million aggregate principal amount of 11% senior subordinated notes that mature on October 15, 2016 (the “Senior Subordinated Notes” and, together with the Senior Notes, the “Notes”). The Senior Subordinated Notes were issued pursuant to an indenture dated October 24, 2006 (the “Senior Subordinated Indenture”), by and among the Company, the guarantors named therein and The Bank of New York, as trustee.
Guarantees
The Senior Subordinated Notes are guaranteed, jointly and severally, on an unsecured senior subordinated basis, by each of the Company’s domestic wholly-owned subsidiaries that guarantee the Senior Secured Credit Facilities. Any of the Company’s subsidiaries that is released as a guarantor of the Senior Secured Credit Facilities will automatically be released as a guarantor of the Senior Subordinated Notes.
Ranking
The Senior Subordinated Notes are the Company’s unsecured senior subordinated obligations and are subordinated in right of payment to all of the Company’s existing and future senior debt, including the Senior Secured Credit Facilities and the Senior Notes; rank equally in right of payment to all of the Company’s existing and future senior subordinated debt; are effectively subordinated in right of payment to all of the Company’s existing and future secured debt (including obligations under the Senior Secured Credit Facilities), to the extent of the value of the assets securing such debt, and are structurally subordinated to all obligations of each of the

Company’s subsidiaries that is not a guarantor of the Senior Subordinated Notes; and rank senior in right of payment to all of the Company’s existing and future debt and other obligations that are, by their terms, expressly subordinated in right of payment to the Senior Subordinated Notes.
Similarly, the Senior Subordinated Note guarantees are the unsecured senior subordinated obligations of the guarantors and are subordinated in right of payment to all of the applicable guarantor’s existing and future senior debt, including such guarantor’s guarantees under the Senior Secured Credit Facilities and the Senior Notes; rank equally in right of payment to all of the applicable guarantor’s existing and future senior subordinated debt; are effectively subordinated in right of payment to all of the applicable guarantor’s existing and future secured debt (including such guarantor’s guarantee under the Senior Secured Credit Facilities), to the extent of the value of the assets securing such debt, and are structurally subordinated to all obligations of any subsidiary of a guarantor that is not also a guarantor of the Senior Subordinated Notes; and rank senior in right of payment to all of the applicable guarantor’s future debt and other obligations that are, by their terms, expressly subordinated in right of payment to the Senior Subordinated Notes.
Optional Redemption
At any time prior to October 15, 2011, the Company may redeem all or a part of the Senior Subordinated Notes, including Additional Senior Subordinated Notes (as defined in the Senior Subordinated Indenture), at a redemption price equal to 100% of the principal amount of Senior Subordinated Notes redeemed plus the Applicable Premium (as defined in the Senior Subordinated Indenture) as of, and accrued and unpaid interest and Additional Interest, if any, to the date of redemption, subject to the rights of holders of Senior Subordinated Notes on the relevant record date to receive interest due on the relevant interest payment date.
On and after October 15, 2011, the Company may redeem the Senior Subordinated Notes, including Additional Senior Subordinated Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount of the Senior Subordinated Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon and Additional Interest, if any, to the applicable date of redemption, subject to the right of holders of Senior Subordinated Notes of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on October 15 of each of the years indicated below:

Year	Percentage
2011	105.500%
2012	103.667%
2013	101.833%
2014 and thereafter	100.000%
In addition, until October 15, 2009, the Company may, at its option, on one or more occasions redeem up to 35% of the aggregate principal amount of Senior Subordinated Notes, including Additional Senior Subordinated Notes, issued by it at a redemption price equal to 111% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon and Additional

Interest, if any, to the applicable date of redemption, subject to the right of holders of Senior Subordinated Notes of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more Equity Offerings (as defined in the Senior Subordinated Indenture); provided that at least 65% of the sum of the aggregate principal amount of Senior Subordinated Notes originally issued under the Senior Subordinated Indenture and any Additional Senior Subordinated Notes issued under the Senior Subordinated Indenture after the issue date remains outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 90 days of the date of closing of each such Equity Offering.
Change of Control
If the Company experiences a Change in Control (as defined in the Senior Subordinated Indenture), the Company must give holders of the Senior Subordinated Notes the opportunity to sell the Company their notes at 101% of their face amount, plus accrued and unpaid interest.
Covenants
The Senior Subordinated Indenture contains covenants limiting, among other things, the Company’s ability and the ability of the Company’s restricted subsidiaries to:
•	incur additional debt or issue certain preferred shares;

•	pay dividends on or make distributions in respect of the Company’s capital stock or make other restricted payments;

•	make certain investments;

•	sell certain assets;

•	create liens on certain assets to secure debt;

•	consolidate, merge, sell, or otherwise dispose of all or substantially all of the Company’s assets;

•	enter into certain transactions with the Company’s affiliates; and

•	designate the Company’s subsidiaries as unrestricted subsidiaries.
Events of Default
The Senior Subordinated Indenture also provides for events of default which, if any of them occurs, would permit or require the principal of and accrued interest on such Senior Subordinated Notes to become or to be declared due and payable.

4. Registration Rights Agreements
On October 24, 2006, the Company entered into registration rights agreements with respect to the Senior Notes and the Senior Subordinated Notes (the “Registration Rights Agreements”) described above in Sections 2 and 3 of this Item 1.01. Pursuant to the Registration Rights Agreements, the Company has agreed that it will use its reasonable best efforts to register with the Securities and Exchange Commission notes having substantially identical terms as the Senior Notes and notes having substantially identical terms as the Senior Subordinated Notes as part of offers to exchange freely tradable exchange notes for each series of notes (each, an “Exchange Offer”).
The Company is required to use its reasonable best efforts to cause each Exchange Offer to be completed or, if required, to have one or more shelf registration statements declared effective, within 315 days after the issue date of each of the Senior Notes and the Senior Subordinated Notes.
If the Company fails to meet this target (a “Registration Default”), the annual interest rate on the applicable series of Notes will increase by 0.25%. The annual interest rate on the applicable series of Notes will increase by an additional 0.25% for each subsequent 90-day period during which the Registration Default continues, up to a maximum additional interest rate of 0.5% per year over the applicable interest rate described above. If the Registration Default is corrected, the applicable interest rate on the applicable series of Notes will revert to the original level.
5. Management Rollover Agreements
Pursuant to rollover agreements with the Company entered into on September 12, 2006, thirteen members of management, including Thomas B. Barker, the chief executive officer and a director of the Company, Nancee R. Berger, the chief operating officer and president of the Company, J. Scott Etzler, the president of InterCall, Inc. (a subsidiary of the Company), Paul M. Mendlik, the executive vice president, chief financial officer and treasurer of the Company, and Steven M. Stangl, the president of West Communication (a subsidiary of the Company), elected to invest in West as the surviving corporation in the Merger by retaining equity interests in the Company that were converted into equity interests in the surviving corporation following the Merger. The aggregate amount of this investment was approximately $30.0 million.
6. Stockholders’ Agreements
On October 24, 2006, simultaneous with the Closing, the Investors (including those members of management described above in Section 5 of this Item 1.01) and the Company entered into certain stockholders’ agreements, including a stockholders agreement and a registration rights and coordination agreement (collectively, the “Stockholders’ Agreements”). The Stockholders’ Agreements contain agreements among the parties with respect to the election of the Company’s directors, restrictions on certain issuances and transfers of shares, including rights of first refusal, participation rights, tag-along rights and drag-along rights, registration rights (including customary indemnification provisions), coordination of sales of shares pursuant to Rule 144 of the Securities Act of 1933, as amended, call options and limited put rights. Any additional management participants who acquire shares of, or options to purchase, capital stock of the Company will also become party to one or more of these agreements. In addition, the Company entered into a separate agreement with the Founders containing agreements with respect to confidentiality, non-competition, non-solicitation and the delivery of periodic financial reports of the Company.
7. Management Agreement
On October 24, 2006, upon completion of the Recapitalization, the Company entered into a management agreement (the “Management Agreement”) with certain affiliates of the Sponsors pursuant to which such entities or their affiliates will provide management services to the Company. Pursuant to the Management Agreement, affiliates of the Sponsors received aggregate transaction fees of $40.0 million payable on the date of the Closing in connection with the services provided by such entities related to the Recapitalization, shared between the Sponsor affiliates in proportion to each Sponsor’s share ownership at the consummation of the Recapitalization. In addition, pursuant to the Management Agreement, affiliates of the Sponsors will receive an aggregate annual management fee of $4.0 million, shared between the Sponsor affiliates in proportion to each Sponsor’s share ownership at the time the fee is paid. Finally, affiliates of the Sponsors will be entitled to receive a fee in connection with certain subsequent financing, acquisition, disposition and change of control transactions based on a percentage of the gross transaction value of any such transaction. The Management Agreement is terminable in the event of an initial public offering, a change of control or at the election of the holders of a majority of all voting shares held by the Sponsors, subject in each case to the payment of a termination fee equal to the net present value (based on a ten-year treasury rate at the time of termination) of seven years of annual management fees that would have been payable under the Management Agreement.
Item 1.02. Termination of a Material Definitive Agreement
1. Five-Year Credit Agreement
On October 24, 2006, in connection with the Recapitalization, the Amended and Restated Credit Agreement, dated as of March 30, 2006, among the Company, certain domestic subsidiaries of the Company party thereto, certain lenders party thereto, Wachovia Bank, National Association, as administrative agent, U.S. Bank, National Association and Wells Fargo Bank, National Association, as syndication agents, Bank of America, N.A. and The Bank of Nova Scotia, as documentation agents, and Wachovia Capital Markets, LLC, as lead arranger and sole broker runner (the “Five-Year Credit Agreement”), was terminated. The Five-Year Credit Agreement was an $800.0 million senior unsecured revolving credit facility. In addition, the Company had the option to request increases in the revolving credit facility in an aggregate amount not to exceed $400.0 million. The Five-Year Credit Agreement had a maturity date of March 30, 2011. At October 24, 2006, there was an outstanding amount due under the Five-Year Credit Agreement of approximately $663.3 million, which was paid in full in connection with the consummation of the Recapitalization. Under the Five-Year Credit Agreement, the Company was permitted to designate borrowings as base rate borrowings or LIBOR borrowings. Base rate borrowings accrued interest generally at the prime rate plus a margin, while LIBOR borrowings accrued interest at a rate equal to LIBOR plus a margin, depending on the Company’s consolidated leverage ratio. The interest rate on base rate borrowings was reset daily, while the interest rate on LIBOR borrowings was fixed for one-, two-, three- or six-month periods, at the Company’s option. In order to remain eligible to borrow under the Five-Year Credit Agreement, the Company was required to maintain a consolidated leverage ratio of not more than 3.0 to 1.0 and a consolidated fixed charge coverage ratio of not less than 1.2 to 1.0.
2. Founders’ Registration Rights Agreement
Pursuant to the terms of the Merger Agreement, in connection with and effective upon the consummation of the Merger on October 24, 2006, the Registration Rights Agreement, dated as of November 25, 1996, by and among West (formerly West Teleservices Corporation), the Founders and certain other stockholders of West (the “Founders’ Registration Rights Agreement”), was terminated. The Founders’ Registration Rights Agreement contained agreements among the parties with respect to demand and piggyback registration rights (including reciprocal indemnity and contribution provisions). Prior to the Merger, the Founders were directors of West and held approximately 56% of the outstanding West common stock (the “Company Common Stock”).
3. Employee Stock Purchase Plan
Effective October 24, 2006, pursuant to the terms of the Merger Agreement, the Company terminated its Amended and Restated Employee Stock Purchase Plan (the “Company Stock Purchase Plan”). The Company Stock Purchase Plan provided certain employees of the Company the right to purchase Company Common Stock by contributing a portion of their compensation to a stock purchase fund for a given twelve-month offering period. At the end of each period, an employee’s contributions were used to purchase Company Common Stock at a price equal to 100% of the fair market value of Company Common Stock on the date of the grant.
4. 2006 Stock Incentive Plan
On October 30, 2006, in connection with the Recapitalization, the Company terminated its 2006 Stock Incentive Plan (the “Stock Incentive Plan”). Under the Stock Incentive Plan, options to purchase shares of the Company Common Stock, as well as other incentive awards based on the Company Common Stock, such as stock appreciation rights, restricted stock awards, phantom stock unit awards, performance share unit awards and stock bonus awards, were granted to employees, consultants and non-employee directors of the Company. Options granted under the Stock Incentive Plan were either incentive stock options or nonqualified stock options, which were typically granted for a ten–year term and were subject to a four-year vesting schedule. The option price was generally at least equal to the fair market value of the Company Common Stock on the date of grant.
In connection with the Recapitalization, certain options to purchase Company Common Stock held by senior management of the Company were converted into options to purchase capital stock of the surviving corporation, as described above in Section 5 of Item 1.01. To the extent required by federal tax law, these options remain subject to the terms of the terminated Stock Incentive Plan under which they were originally granted.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information set forth in Sections 1, 2 and 3 of Item 1.01 are incorporated by reference into this Item 2.03.
Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
In connection with the Closing, the Company notified The Nasdaq Stock Market (“Nasdaq”) on October 24, 2006 that the Recapitalization was consummated, pursuant to which West stockholders (other than the Founders, certain members of management with respect to certain shares that they elected to invest in the surviving corporation and those stockholders who were entitled to and who properly exercised appraisal rights under Delaware law) became entitled to receive $48.75 per share in cash, without interest, for each share of Company Common Stock, and the Founders became entitled to receive $42.83 per share in cash, without interest, for each share of Company Common Stock that the Founders did not invest in the surviving corporation. The Company requested that the Company Common Stock be suspended from the Nasdaq Global Select Market, effective at the close of market on the date of the Closing, and that Nasdaq file with the Securities and Exchange Commission an application on Form 25 to report that the shares of Company Common Stock are no longer listed on the Nasdaq Global Select Market.
Item 3.03. Material Modification to Rights of Security Holders
On October 24, 2006, pursuant to the terms of the Merger Agreement, each share of Company Common Stock (other than shares held by the Founders, certain shares held by certain members of management who elected to invest in the surviving corporation and those shares owned by stockholders who were entitled to and who properly exercised appraisal rights under Delaware law) issued and outstanding immediately prior to the effective time of the Merger was canceled and automatically converted into the right to receive $48.75 per share in cash, without interest. In addition, the Founders (who were directors of West and held approximately 56% of the outstanding Company Common Stock prior to the Merger), converted approximately 85% of their Company Common Stock, or approximately 33.8 million shares, into the right to receive $42.83 per share in cash, without interest, and their remaining shares were converted into shares of the surviving corporation.
Item 5.01. Changes in Control of Registrant
On October 24, 2006, pursuant to the terms of the Merger Agreement, the Company consummated the Recapitalization through the Merger of Omaha Acquisition Corp. with and into West. The Company was the surviving corporation in the Merger. As a result of the Merger, the Company is owned by the Investors. Private equity funds sponsored by THL (the “THL Funds”) own approximately 52.7%, private equity funds sponsored by Quadrangle (the “Quadrangle Funds”) own approximately 11%, the Founders own approximately 22%, and those members of management who elected to retain equity interests in the Company (as described above in Section 5 of Item 1.01) own approximately 3.3%, respectively, of the fully diluted capital stock of the surviving corporation.

The aggregate consideration paid in connection with the Recapitalization was approximately $4.2 billion, including the payoff of existing debt and the payment of fees and expenses related to the Recapitalization. The aggregate consideration was funded by the Senior Secured Credit Facilities and private offerings of debt securities described above in Sections 1, 2 and 3 of Item 1.01, as well as by equity funding from the Investors.
Pursuant to the Stockholders’ Agreements described above in Section 6 of Item 1.01 and other governing documents, the THL Funds have the right to designate four of the Company’s directors, the Quadrangle Funds have the right to designate one of the Company’s directors and the Company’s chief executive officer, Thomas B. Barker, is the remaining director.
Prior to the Merger, the Founders (both of whom were directors of the Company), beneficially owned approximately 56% of the outstanding Company Common Stock.
A copy of the press release issued by the Company on October 24, 2006 announcing the consummation of the Recapitalization is attached as an exhibit hereto and is incorporated herein by reference.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Pursuant to the terms of the Merger Agreement, the directors of Omaha Acquisition Corp. immediately prior to the effective time of the Merger became the directors of the surviving corporation. Accordingly, upon consummation of the Merger on October 24, 2006, the following individuals ceased to be members of the board of directors of the Company: Mary E. West, Gary L. West, William E. Fisher, Gregory T. Sloma and George H. Krauss.
On October 24, 2006, pursuant to the terms of the Merger Agreement, the three directors of Omaha Acquisition Corp. became the directors of West immediately upon consummation of the Merger: Anthony J. DiNovi, a co-president of THL; Soren L. Oberg, a managing director of THL; and Joshua L. Steiner, a managing principal of Quadrangle. On October 24, 2006, following consummation of the Merger, two additional directors were elected to the Company’s board of directors: Thomas B. Barker, the Company’s chief executive officer; and Jeff T. Swenson, a vice president of THL.
As a result of their respective positions with each of the Sponsors, one or more of Anthony J. DiNovi, Soren L. Oberg, Joshua L. Steiner and Jeff T. Swenson may be deemed to have an indirect material interest in the Management Agreement described above in Section 7 of Item 1.01. Accordingly, the information set forth in Section 7 of Item 1.01 is incorporated by reference into this Item 5.02.
Pursuant to the Stockholders’ Agreements described above in Section 6 of Item 1.01 and other governing documents, the THL Funds have the right to designate four of the Company’s directors, the Quadrangle Funds have the right to designate one of the Company’s directors and the Company’s chief executive officer, Thomas B. Barker, is the remaining director.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Pursuant to the terms of the Merger Agreement, effective immediately upon consummation of the Merger on October 24, 2006, the restated certificate of incorporation of the Company as in effect immediately prior to the Merger was amended and restated and, as so amended and restated, became the amended and restated certificate of incorporation of the surviving corporation. A copy of the amended and restated certificate of incorporation of West is attached as an exhibit hereto and is incorporated herein by reference.
On October 24, 2006, following consummation of the Merger, the by-laws of the Company were amended and restated. A copy of the amended and restated by-laws of West is attached as an exhibit hereto and is incorporated herein by reference.
As amended and restated, the certificate of incorporation and by-laws together set the number of directors constituting the board of directors of the Company at not less than six (subject to reduction pursuant to the terms of the certificate of incorporation and by-laws). The amended and restated certificate of incorporation also contains a provision limiting directors’ obligations in respect of corporate opportunities and provides that Section 203 of the Delaware General Corporation Law will not apply to the Company. Section 203 restricts transactions between a corporation and “interested stockholders,” generally defined as stockholders owning 15% or more of the voting stock of a corporation.
Item 8.01. Other Events
On October 24, 2006, the Company issued a press release announcing the consummation of the Recapitalization, which press release is filed as an exhibit hereto.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits.

Exhibit No.	Description of Exhibit
3.1	Amended and Restated Certificate of Incorporation of West Corporation

3.2	Amended and Restated By-laws of West Corporation

99.1	Press Release, dated October 24, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST CORPORATION
Dated: October 30, 2006	/s/ Paul M. Mendlik
Paul M. Mendlik
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
3.1	Amended and Restated Certificate of Incorporation of West Corporation

3.2	Amended and Restated By-laws of West Corporation

99.1	Press Release, dated October 24, 2006